SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by Registrant:                                    [ X ]
Filed by a Party other than the Registrant:             [   ]

Check the appropriate box:
[   ] Preliminary Proxy Statement   [  ] Confidential, for Use of the Commission
[ X ] Definitive Proxy Statement         Only (as permitted by Rule 14a-6(e)(2))
[   ] Definitive Additional Materials
[   ] Soliciting Materials Pursuant to Section 240.14a-11(c) or Section
      240.14a-12

                     Keystone Consolidated Industries, Inc.
 ------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

 ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]    No fee required.

[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) 0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined):

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         2) Form, Schedule or Registration Statement No.:

         3) Filing Party:

         4) Date Filed:

                                [LOGO GOES HERE]


                     KEYSTONE CONSOLIDATED INDUSTRIES, INC.

                              THREE LINCOLN CENTRE
                          5430 LBJ FREEWAY, SUITE 1740
                               DALLAS, TEXAS 75240





                                 August 27, 2003








To Our Stockholders:


         You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Keystone Consolidated Industries, Inc. that will be held on October 2, 2003, at 10:00 a.m., local time, at Keystone's corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1740, Dallas, Texas. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.


         Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card or voting instruction form in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes. Your vote, whether given by proxy or in person at the meeting, will be held in confidence by the inspector of election as provided in Keystone's bylaws.


                                                Sincerely,




                                                /s/ Glenn R. Simmons
                                                Glenn R. Simmons
                                                Chairman of the Board

                     KEYSTONE CONSOLIDATED INDUSTRIES, INC.

                              THREE LINCOLN CENTRE
                          5430 LBJ FREEWAY, SUITE 1740
                               DALLAS, TEXAS 75240


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                          To be held on October 2, 2003


To the Stockholders of
Keystone Consolidated Industries, Inc.:


         The Annual Meeting of Stockholders (the "Annual Meeting") of Keystone Consolidated Industries, Inc., a Delaware corporation ("Keystone"), will be held on Thursday, October 2, 2003, at 10:00 a.m., local time, at the offices of Keystone at 5430 LBJ Freeway, Suite 1740, Dallas, Texas, for the following purposes:



         (1) To elect three directors each to serve until Keystone's 2006 annual meeting of stockholders (or the 2004 annual meeting of stockholders if Proposal 2 to the Annual Meeting is approved) and until their successors are duly elected and qualified;


         (2) To approve a proposal to amend Keystone's Restated Certificate of Incorporation to eliminate classification of Keystone's board of directors (the "Board of Directors");

         (3) To approve a proposal to amend Keystone's Restated Certificate of Incorporation to increase the total number of authorized shares of Keystone common stock, par value $1.00 per share, from 12,000,000 shares to 27,000,000 shares; and

         (4) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.


         The Board of Directors has fixed the close of business on August 8, 2003, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. A complete list of the stockholders entitled to vote at the Annual Meeting will be made available for inspection by any stockholder of record at the offices of Keystone during ordinary business hours from August 14, 2003, through the time of the Annual Meeting for any purpose germane to the Annual Meeting.

         In order to ensure that you are represented at the meeting, please complete the enclosed proxy card or voting instruction form and return it promptly in the accompanying postage-paid envelope. If you choose, you may still vote in person at the Annual Meeting even though you previously signed your proxy. You may revoke your proxy by following the procedures specified in the accompanying proxy statement. The Inspector of Election for the Annual Meeting in accordance with Keystone's bylaws, whether given by proxy or in person at the Annual Meeting, will hold your vote in confidence.


                                             By order of the Board of Directors,


                                             Sandra K. Myers
                                             Secretary


Dallas, Texas
August 27, 2003

                     KEYSTONE CONSOLIDATED INDUSTRIES, INC.

                              THREE LINCOLN CENTRE
                          5430 LBJ FREEWAY, SUITE 1740
                               DALLAS, TEXAS 75240

                                 PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS
                          To be held on October 2, 2003


                                  -------------



         This proxy statement and the accompanying proxy card are being furnished to the stockholders of Keystone Consolidated Industries, Inc., a Delaware corporation ("Keystone"), in connection with the solicitation of proxies by and on behalf of the board of directors of Keystone (the "Board of Directors") for use at the 2003 Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Thursday, October 2, 2003, at Keystone's offices at 5430 LBJ Freeway, Suite 1740, Dallas, Texas and at any adjournment or postponement thereof (the "Annual Meeting"). This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about August 29, 2003. Keystone's annual report for the year ended December 31, 2002, Current Report on Form 8-K dated August 14, 2003 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 are enclosed herewith.

         Only stockholders of record at the close of business on August 8, 2003, (the "Record Date") will be entitled to vote at the Annual Meeting. As of the Record Date, there were 10,068,450 shares of Keystone's common stock, $1.00 par value per share ("Common Stock"), outstanding and entitled to vote. Each share of Common Stock entitles the holder thereof to one vote. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the conduct of business at the Annual Meeting. Shares of Common Stock that are voted to abstain from any business coming before the Annual Meeting and broker/nominee non-votes will be counted as being in attendance at the Annual Meeting for purposes of determining whether a quorum is present.

         If a quorum is present, nominees receiving a plurality of the affirmative votes of the shares present in person or represented at the Annual Meeting and entitled to vote will be elected until their successors are duly elected and qualified (except in cases where no successor is elected due to a reduction in the size of the Board of Directors), or their earlier resignation, removal from office, death or incapacity. Neither shares as to which the authority to vote on the election of directors has been withheld nor broker/nominee non-votes will be counted as affirmative votes to elect director nominees to the Board of Directors. However, since director nominees need only receive the vote of a plurality of the shares represented at the Annual Meeting and entitled to vote, a vote withheld from a particular nominee will not affect the election of such nominee.

         The approval of each of the two proposals to amend Keystone's Restated Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. Shares of Common Stock that are voted to abstain and broker/nominee non-votes will not be counted as votes for or against any of such proposals. However, because approval of each proposal to amend Keystone's Restated Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting (and not simply of those shares voted, in person or by proxy, at the Annual Meeting), an abstention or broker non-vote will have the same effect as a vote "against" the proposal.

         Except as applicable laws may otherwise provide, the approval of any other matter that may properly come before the Annual Meeting will require the affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting. Shares of Common Stock that are voted to abstain from any other business coming before the Annual Meeting and broker/nominee non-votes will not be counted as votes for or against any such other matter.

         Unless otherwise specified, the agents designated in the proxy card or voting instruction form will vote the shares represented by a proxy at the Annual Meeting "FOR" the election of each of the nominees for director, "FOR" each of the two proposals to amend Keystone's Restated Certificate of Incorporation and, to the extent allowed by the federal securities laws, in the discretion of the agents on any other matter that may properly come before the Annual Meeting.


         Contran Corporation, a privately owned diversified holding company ("Contran"), and related entities hold approximately 49.6% of the outstanding shares of Common Stock as of the Record Date and have indicated their intention to vote such shares "FOR" the election of all of the nominees for director as set forth in this proxy statement and "FOR" each of the two proposed amendments to Keystone's Restated Certificate of Incorporation. If such shares are represented and voted as indicated at the Annual Meeting and all other outstanding shares of Common Stock are represented and voted at the Annual Meeting, the additional affirmative vote of approximately 0.5% or more of the outstanding shares of Common Stock will assure the election of each of the nominees for director and the approval of each of the two proposed amendments to Keystone's Restated Certificate of Incorporation. In addition, if a quorum is present, all such nominees will be elected if no other person receives the affirmative vote of more shares than the number of shares voted by Contran and its related entities.


         Mellon Investor Services LLC ("Mellon"), the transfer agent and registrar for the Common Stock, has been appointed by the Board of Directors to receive proxies, tabulate the vote and serve as Inspector of Election at the Annual Meeting. Mellon shall keep all proxies and ballots delivered to it confidential in accordance with Keystone's bylaws.

         Any stockholder executing a proxy has the power to revoke it at any time before it is voted. A proxy may be revoked by delivering to Mellon a written revocation of the proxy or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. Attendance at the Annual Meeting alone, however, will not in itself constitute the revocation of a proxy.

         Employees participating in the Keystone Consolidated Industries, Inc. Deferred Incentive Plan, who are beneficial owners of Common Stock under such plan, may use the enclosed voting instruction form to instruct the plan trustees how to vote the shares held for such employees, and the trustees will, subject to the terms of the plan, vote such shares in accordance with such instructions.


         Keystone will pay all expenses related to the solicitation, including charges for preparing, printing, assembling and distributing all materials delivered to stockholders. In addition to the solicitation of proxies by use of the mail, officers, directors and employees of Keystone may solicit proxies by written communication, telephone or personal calls for which such persons will receive no special compensation. Upon request, Keystone will reimburse banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instructions to the beneficial owners of Common Stock held by such entities.


                              ELECTION OF DIRECTORS
                                  (Proposal 1)


         Keystone's Restated Certificate of Incorporation currently provides for the Board of Directors to be divided into three classes. The bylaws of Keystone provide that the Board of Directors shall consist of not less than five and not more than nine persons, as determined by the Board of Directors from time to time. Although there are currently only six directors serving, the Board of Directors has set the number of directors at seven to accommodate the nomination of Keith R. Coogan to the Board of Directors. Keystone's current Board of Directors is composed of Dr. Thomas E. Barry and William Spier, whose current terms are scheduled to expire in 2003; Paul M. Bass, Jr. and J. Walter Tucker, Jr., whose current terms are scheduled to expire in 2004; and Glenn R. Simmons and Steven L. Watson, whose current terms are scheduled to expire in 2005. Keith
R. Coogan is a first-time director nominee for a term expiring in 2006. If Proposal 2 to the Annual Meeting is approved, this year's nominees, Dr. Barry and Messrs. Coogan and Spier, if elected, will be elected for terms expiring in 2004 and all other Keystone directors will serve for terms expiring in 2004. If Proposal 2 to the Annual Meeting is not approved, this year's nominees, if elected, will be elected for terms expiring in 2006 and all other Keystone directors will serve for their current terms.


                         NOMINEES FOR BOARD OF DIRECTORS

         The nominees for election as Keystone directors for terms expiring at the 2006 annual meeting of stockholders (or at the 2004 annual meeting of stockholders if Proposal 2 to the Annual Meeting is approved) have provided the following biographical information to the Board of Directors. All of the nominees have consented to serve if elected to the Board of Directors. If any individual nominated for a directorship is not available for election, which is not anticipated, votes will be cast by the proxy holder for such substitute nominee as shall be designated by the Board of Directors.

THOMAS E. BARRY                                              Director since 1989

         Dr. Barry, age 60, is vice president for executive affairs at Southern Methodist University and has been a professor of marketing in the Edwin L. Cox School of Business at Southern Methodist University since prior to 1998. Dr. Barry is also a director of Valhi, Inc. ("Valhi"), a publicly held diversified holding company affiliated with Keystone. Dr. Barry is a nominee for a term expiring at the 2006 annual meeting of stockholders (or at the 2004 annual meeting of stockholders if Proposal 2 to the Annual Meeting is approved).

KEITH R. COOGAN                                                          Nominee


         Mr. Coogan, age 51, is being nominated to the Board of Directors for the first time. He is chief executive officer of Software Spectrum, Inc., a global business-to-business software services provider that is currently a wholly owned subsidiary of Level 3 Communications, but from 1991 to June 2002 was a publicly traded corporation. Mr. Coogan is also a director of CompX International Inc. ("CompX"), a manufacturer of ergonomic computer support systems, precision ball bearing slides and security products that is affiliated with Keystone. From 1990 to October 2002, he served in various other executive officer positions of Software Spectrum, including vice president of finance and operations and chief operating officer. Mr. Coogan is a nominee for a term expiring at the 2006 annual meeting of stockholders (or at the 2004 annual meeting of stockholders if Proposal 2 to the Annual Meeting is approved).


WILLIAM SPIER                                                Director since 1996

         Mr. Spier, age 68, is president and chairman of Sutton Holding Corp., a private investment firm, and has served in such capacity since prior to 1998. Mr. Spier is chairman of the board of Empire Resources, Inc. and has served in such capacity since September 1999. Mr. Spier is a nominee for a term expiring at the 2006 annual meeting of stockholders (or at the 2004 annual meeting of stockholders if Proposal 2 to the Annual Meeting is approved).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS SET FORTH ABOVE.


                               OTHER BOARD MEMBERS

PAUL M. BASS, JR.                                            Director since 1989

         Mr. Bass, age 68, is vice chairman of First Southwest Company, a privately owned investment banking firm, and has served in such capacity since prior to 1998. Mr. Bass is also a director of CompX and chairman of the board of MACC Private Equities Inc. Mr. Bass is currently serving as chairman of the board of trustees of Southwestern Medical Foundation. Mr. Bass' term as a director expires at the 2004 annual meeting of stockholders.

GLENN R. SIMMONS                                             Director since 1986

         Mr. Simmons, age 75, is chairman of the board of Keystone and has served in such capacity since prior to 1998. Since prior to 1998, Mr. Simmons has served as vice chairman of the board of directors of Contran, the parent corporation of Valhi and Keystone. Mr. Simmons has been a director of Contran and an executive officer and/or director of various companies related to Contran since prior to 1998. He is vice chairman of the board of Valhi, chairman of the board of CompX, a director of NL Industries, Inc. ("NL"), a titanium dioxide pigments company that is affiliated with Valhi; and a director of Titanium Metals Corporation ("TIMET"), a company engaged in the titanium metals industry that is affiliated with Valhi. Valhi, CompX, NL and TIMET may be deemed to be affiliates of Keystone. Mr. Simmons' term as a director expires at the 2005 annual meeting of stockholders (or at the 2004 annual meeting of stockholders if Proposal 2 to the Annual Meeting is approved).

J. WALTER TUCKER, JR.                                        Director since 1971

         Mr. Tucker, age 77, is vice chairman of the board of Keystone and has served in such capacity since prior to 1998. Mr. Tucker has served as a director, president and chief executive officer of Tucker & Branham, Inc., a privately owned real estate, mortgage banking and insurance firm since prior to 1998. Mr. Tucker is also a director of Valhi. Since prior to 1998, he has also been an executive officer and/or director of various companies related to Valhi and Contran. Mr. Tucker's term as a director expires at the 2004 annual meeting of stockholders.

STEVEN L. WATSON                                             Director since 2000

         Mr. Watson, age 52, has been president and a director of Valhi and Contran since 1998 and chief executive officer of Valhi since 2002. Prior to 1998, he served as vice president and secretary of Valhi and Contran. He is also a director of CompX, NL and TIMET. Mr. Watson has served as an executive officer and/or director of various companies related to Valhi and Contran since 1980. Mr. Watson's term as a director expires at the 2005 annual meeting of stockholders (or at the 2004 annual meeting of stockholders if Proposal 2 to the Annual Meeting is approved).


                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During 2002, the Board of Directors met four times. Each of the directors of Keystone were present at more than 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which they served.

         The Board of Directors has established and delegated authority to the following four standing committees.

                  Executive Committee. The Executive Committee, which did not meet during 2002, exercises all powers and authority of the Board of Directors in the management of the business and affairs of Keystone, to the extent permitted by Delaware law, when a meeting of the Board of Directors is not possible. The members of the Executive Committee are Messrs. Bass (chairman), Simmons, Spier and Tucker.

                  Master Trust Committee. The Master Trust Committee, which did not meet during 2002, exercises the powers, rights and responsibilities included under Articles 3 and 10 of the Keystone Consolidated Industries, Inc. Master Retirement Trust. The members of the Master Trust Committee are Messrs. Bass and Tucker.

                  Audit Committee. The Audit Committee, which met three times during 2002, reviews and evaluates significant matters relating to the audit and internal controls of Keystone, and reviews the scope and results of audit and non-audit assignments of Keystone's independent accountants. The principal responsibilities of the Audit Committee are to serve as an independent and objective party to review Keystone's auditing, accounting and financial reporting processes. For further information on the role of the Audit Committee, see "Independent Auditor Matters--Audit Committee Report." The members of the Audit Committee are Messrs. Bass (chairman), Barry and Spier.

                  Compensation Committee. The Compensation Committee, which met once during 2002, reviews and approves the amounts and forms of certain compensation paid to executive officers. The members of the Compensation Committee are Messrs. Barry (chairman) and Bass.

         The Board of Directors does not have a Nominating Committee or any committee performing a similar function. The full Board of Directors acts on all matters that would be considered by such a committee. See "Stockholder Proposals" for procedures for making nominations for directors of Keystone.

         The Board of Directors is expected to elect the members of the standing committees at the Board of Directors annual meeting immediately following the Annual Meeting. The Board of Directors has previously established, and from time to time may establish, other committees to assist it in the discharge of its responsibilities.

                            COMPENSATION OF DIRECTORS

         Directors of Keystone receive an annual retainer of $15,000, a fee of $750 per day for each Board of Directors meeting and/or committee meeting attended, and reimbursement for reasonable expenses incurred in attending Board of Directors and/or committee meetings. Messrs. Glenn R. Simmons and Steven L. Watson resumed receiving fees for serving as directors in April 2002. The Keystone Consolidated Industries, Inc. 1997 Long-Term Incentive Plan provides for awards or grants of stock options, stock appreciation rights, restricted stock, performance grants and other awards to key individuals, including directors, performing services for Keystone or its subsidiaries. Under the 1997 Long-Term Incentive Plan, directors are annually granted stock options exercisable for 1,000 shares of Common Stock. These options have an exercise price equal to the closing sales price per share of Common Stock on the date of grant, have a term of ten years and fully vest on the first anniversary of the date of grant. The directors waived their rights to their 2002 annual grant of stock options, and, accordingly, no annual grants were made in 2002. In addition to serving as directors, Messrs. Simmons, Watson and Tucker provide consulting services to Keystone. Keystone pays Contran for the consulting services provided by Messrs. Simmons and Watson pursuant to Intercorporate Services Agreements approved periodically between Contran and Keystone (each an "Intercorporate
Services Agreement"). Keystone pays Tucker & Branham, Inc. for the consulting services provided by Mr. Tucker. See "Certain Business Relationships and Related Transactions."

                               EXECUTIVE OFFICERS

         In addition to Glenn R. Simmons as chairman of the board and J. Walter Tucker, Jr. as vice chairman, the following are currently executive officers of
Keystone:

         DAVID L. CHEEK, age 53, is president and chief executive officer of Keystone and has served in such capacities since April 2003. He was president and chief operating officer from October 2001 to April 2003. Mr. Cheek has served as president, Keystone Steel & Wire, a division of Keystone, since March 2000 and was vice president of manufacturing, Keystone Steel & Wire, from March 1999 to March 2000. He was vice president of operations, Atlantic Steel, Atlanta, Georgia from 1996 to 1999.


         BERT E. DOWNING, JR., age 47, is vice president, chief financial officer, corporate controller and treasurer of Keystone and has served in such capacities since December 2002. He has served as vice president - corporate controller and treasurer since May 2001, as vice president and corporate controller since March 2000 and as corporate controller since prior to 1998.


         SANDRA K. MYERS, age 60, has served as corporate secretary of Keystone and as executive secretary of Contran since prior to 1998.

                             EXECUTIVE COMPENSATION

         The Summary Compensation Table set forth below provides information concerning annual and long-term compensation paid by Keystone for services rendered in all capacities to Keystone and its subsidiaries during 2002, 2001 and 2000 by each of the most highly compensated individuals who were executive officers of Keystone at December 31, 2002 (the "named executive officers"). For amounts Keystone incurred that were attributable to the services Glenn R. Simmons provided Keystone in 2002, 2001 and 2000 under Intercorporate Services Agreements, see "Certain Business Relationships and Related Transactions."

                           SUMMARY COMPENSATION TABLE

                                                                                       Long-Term
                                                                                      Compensation
                                                                                   -----------------
                                                                                         Awards
                                               Annual Compensation                 -----------------
                             -----------------------------------------------------      Shares
         Name and                                                  Other Annual        Underlying        All Other
    Principal Position       Year      Salary          Bonus     Compensation (1)      Options (#)      Compensation
--------------------------  ------ ------------- -------------- ------------------ ------------------ --------------

David L. Cheek  (2).......   2002  $  250,000    $     -0-      $        -0-               -0-        $  2,709 (3)
President and Chief          2001     203,388          -0-               -0-               -0-           1,534 (3)
   Executive Officer         2000     173,269          -0-           235,280 (4)        27,000           3,400 (3)


Bert E. Downing, Jr.......   2002     200,000          -0-               -0-               -0-              35 (3)
Vice President, Chief        2001     170,000          -0-               -0-               -0-           1,918 (3)
   Financial Officer,        2000     170,000          -0-               -0-            15,000           4,758 (3)
   Corporate Controller
   and Treasurer

--------------------

(1) An amount for other annual compensation is disclosed only if the amount for other annual compensation exceeds the level required for reporting pursuant to Securities and Exchange Commission (the "SEC") rules.

(2)      Mr. Cheek became an executive officer of Keystone as of March 24, 2000.

(3) All other compensation for the last three years for each of the following named executive officers consisted of (i) Keystone's matching contributions pursuant to Keystone's 401(k) plan; and (ii) accruals to unfunded reserve accounts attributable to certain limits under the Internal Revenue Code of 1986, as amended (the "Code"), with respect to the 401(k) plan and Keystone's pension plan, which amounts are payable upon the named executive officer's retirement, the termination of his employment with Keystone or to his beneficiaries upon his death; as follows:

                                                                 Unfunded Reserve Account Accruals
                                                               -----------------------------------
                                                               Account Accruals
                                                                  Related to
                                              Employer's          401(k) and     Interest Accruals
                                               401(k)            Pension Plan    Above 120% of the
        Named Executive Officer       Year  Contributions (a)    Limitations        AFR Rate (b)          Total
        ---------------------------  ------ ------------------  -------------    ------------------    -----------
        David L. Cheek...........     2002   $     -0-           $    2,697          $      12          $   2,709
                                      2001         -0-                1,534                 -0-             1,534
                                      2000       3,400                  -0-                 -0-             3,400

        Bert E. Downing, Jr......     2002         -0-                  -0-                  35                35
                                      2001         -0-                1,845                  73             1,918
                                      2000       3,400                1,311                  47             4,758

         (a) Keystone did not make a matching contribution to the 401(k) plan for 2002 or 2001. Keystone's matching contribution to the 401(k) plan for 2000 was made in cash.

         (b) The agreements for these unfunded reserve accounts provide that the balance of such accounts accrue credits in lieu of interest compounded quarterly. Pursuant to SEC rules, the amounts shown represent the portion of the credit accruals to the unfunded reserve accounts that exceeds 120% of the applicable federal long-term rate as prescribed by the Code (the "AFR Rate"). The AFR Rate used for such computations was the AFR Rate in effect on December 31, 2002, 2001 and 2000, for the date that the credit accruals for 2002, 2001 and 2000, respectively, were credited to the unfunded reserve account.

(4) Mr. Cheek's other annual compensation consists of certain relocation expenses Keystone paid on his behalf, which include an amount to pay his related income taxes on Keystone's payment of certain of his relocation expenses.

         No Grants of Stock Options or Stock Appreciation Rights. Keystone did not grant any stock options or stock appreciation rights ("SARs") during 2002.

         Stock Option Exercises and Holdings. The following table provides information, with respect to the named executive officers, concerning the value of unexercised stock options for Common Stock held as of December 31, 2002. In 2002, no named executive officer exercised any stock options. Keystone has not granted any SARs.

                         DECEMBER 31, 2002 OPTION VALUES


                                                  Number of Shares Underlying             Value of Unexercised
                                                     Unexercised Options at               In-the-Money Options
                                                     December 31, 2002 (#)             at December 31, 2002 (1)
                                               ---------------------------------   ----------------------------------
                    Name                          Exercisable     Unexercisable        Exercisable     Unexercisable
--------------------------------               ---------------   ---------------   -----------------   --------------
David L. Cheek                                      33,000             9,000          $   -0-            $   -0-
Bert E. Downing, Jr.                                37,000             5,000              -0-                -0-
--------------------

(1) The values shown in the table are based on the $.53 per share closing price of the Common Stock on December 31, 2002, as reported by the OTC Bulletin Board, less the exercise price of the options.


         Pension Plan. Keystone maintains a qualified, noncontributory defined benefit plan which provides defined retirement benefits to various groups of eligible employees including executive officers. Normal retirement age under Keystone's pension plan is age 65. The defined benefit for salaried employees, including officers, is based on a straight life annuity. An individual's monthly benefit is the sum of the following: (a) for credited service prior to January 1, 1981, the amount determined by his or her average monthly cash compensation for the five years of his or her highest earnings prior to January 1, 1981, multiplied by 1.1%, multiplied by the years of credited service, plus (b) for each year of service between 1980 and 1989, the amount determined by the sum of 1.2% multiplied by his or her average monthly cash compensation that year up to the social security wage base and 1.75% multiplied by his or her average monthly cash compensation that year in excess of the social security wage base, plus (c) for each year subsequent to 1989, the amount determined by 1.2% multiplied by his or her average monthly cash compensation that year, but not less than $14.00 per month.

         The estimated annual benefits payable upon retirement at normal retirement age for each of the named executive officers, assuming continued employment with Keystone until normal retirement age at current salary levels, are: David L. Cheek, $36,847; and Bert E. Downing, Jr., $59,921.

                        SECURITY OWNERSHIP OF MANAGEMENT


         As of the Record Date, Keystone's directors, director nominee, the named executive officers and the directors and executive officers as a group, beneficially owned, as defined by the rules of the SEC, the shares of Common Stock shown in the following table.

                                                                                         Common Stock
                                                                          -----------------------------------------
                                                                             Amount and Nature of      Percent of
Name of Beneficial Owner                                                    Beneficial Ownership (1)   Class (1)(2)
------------------------                                                  -------------------------- --------------
Thomas E. Barry.........................................................          9,000 (3)(4)               *
Paul M. Bass, Jr........................................................         14,000 (3)(4)               *
David L. Cheek..........................................................         42,000 (3)(4)               *
Keith R. Coogan.........................................................            -0-                      *
Bert E. Downing, Jr.....................................................         44,007 (3)(4)               *
Glenn R. Simmons........................................................        242,650 (3)(4)(5)           2.4%
William Spier...........................................................        386,262 (3)                 3.8%
J. Walter Tucker, Jr....................................................        160,450 (3)(4)              1.6%
Steven L. Watson........................................................          3,250 (3)(4)               *

All directors, nominees and executive officers as a group (10 persons).         925,219 (3)(4)(5)           9.0%

--------------------
*        Less than 1%.

(1) All beneficial ownership is sole and direct except as otherwise set forth herein. Information as to the beneficial ownership of Common Stock has either been furnished to Keystone by or on behalf of the indicated persons or is taken from reports on file with the SEC. The number of shares and percentage of ownership of Common Stock for each person or group assumes the exercise by such person or group (exclusive of the exercise by others) of stock options that such person or group may exercise within 60 days subsequent to the Record Date.


(2) The percentages are based on 10,068,450 shares of Common Stock outstanding as of the Record Date.


(3) The shares of Common Stock shown as beneficially owned by such person or group include the following number of shares such person or group has the right to acquire upon the exercise of stock options granted pursuant to Keystone's various stock option plans that such person or group may exercise within 60 days subsequent to the Record Date:

                                                                                          Shares of Common Stock
                                                                                        Issuable Upon the Exercise
                                                                                       of Stock Options On or Before
                                   Name of Beneficial Owner                                 October 7, 2003
         --------------------------------------------------------------------------    ------------------------------

         Thomas E. Barry...........................................................                 7,000
         Paul M. Bass, Jr..........................................................                 7,000
         David L. Cheek............................................................                42,000
         Bert E. Downing, Jr.......................................................                42,000
         Glenn R. Simmons..........................................................               127,000
         William Spier.............................................................                 7,000
         J. Walter Tucker, Jr......................................................                 7,000
         Steven L. Watson..........................................................                 1,000
         All other executive officers of Keystone as a group (1 person)............                20,000



(4) Excludes certain shares that such individual may be deemed to indirectly and beneficially own as to which such individual disclaims beneficial ownership. See footnote (2) to the "Security Ownership of Certain Beneficial Owners" table for a description of such excluded shares.

(5) Glenn R. Simmons is a brother of Harold C. Simmons. See footnote (2) to the "Security Ownership of Certain Beneficial Owners" table.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


         The following table and footnotes set forth the stockholders known to Keystone to be beneficial owners, as defined by regulations of the SEC, of more than 5% of the outstanding shares of Common Stock as of the Record Date. The table and footnotes also set forth the shares of Keystone's Series A 10% Cumulative Convertible Pay-In-Kind Preferred Stock, stated value $1,000 and no par value per share (the "Series A Preferred Stock"), Contran and its subsidiaries beneficially own as of the Record Date. See footnote (2) below for information concerning individuals and entities that may be deemed to own indirectly and beneficially those shares of Common Stock that Contran, Valhi and NL directly and indirectly hold.






                                                                                                          Common and
                                                                                                           Series A
                                                  Common Stock              Series A Preferred Stock      Preferred
                                        ------------------------------   ----------------------------       Stock
                                           Amount and                      Amount and                      Combined
                                           Nature of                        Nature of                      Percent
                                           Beneficial      Percent of      Beneficial      Percent of         of
Name of Beneficial Owner                  Ownership (1)     Class (1)      Ownership (1)    Class (1)      Class (1)
------------------------                ----------------  ------------   ---------------  ------------   -----------
Contran Corporation and subsidiaries:
     Contran Corporation (2).......       4,109,159  (3)      40.8%          54,956  (3)        92.5%        75.0%
     Valhi, Inc. (2)...............         326,364  (3)       3.2%             -0-  (3)         -0-%         1.4%
     NL Industries, Inc. (2).......         326,050  (3)       3.2%             -0-  (3)         -0-%         1.4%
                                        -----------                      ----------
                                          4,761,573  (3)      47.3%          54,956  (3)        92.5%        77.7%

--------------------

(1) The percentages are based on 10,068,450 shares of Common Stock and 59,399 shares of Series A Preferred Stock outstanding as of the Record Date, respectively. Subject to Keystone's Restated Certificate of Incorporation, each share of Series A Preferred Stock entitles its holder to convert such share into 250 shares of Common Stock (a conversion price equivalent to $4.00 per share of the stated value). Currently, however, Keystone's Restated Certificate of Incorporation only allows for the issuance of 12,000,000 shares of Common Stock, of which 10,068,450 are currently issued and outstanding and Contran alone has the right to convert all of its shares of Series A Preferred Stock into an aggregate of 13,739,000 shares of Common Stock. As a result, Keystone is seeking in Proposal 3 to the Annual Meeting stockholder approval of an increase in Keystone's authorized Common Stock to allow for the full conversion of the currently outstanding Series A Preferred Stock. See Proposal 3 to the Annual Meeting in this proxy statement. Except as otherwise provided by law, a share of Series A Preferred Stock does not entitle its holder to voting rights. The combined percent of class assumes the approval of Proposal 3 and the full conversion of only Contran's shares of Series A Preferred Stock. The terms of the Series A Preferred Stock are set forth in Exhibit 3.2 to Keystone's Annual Report on Form 10-K for the year ended December 31, 2002. All information is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons.

(2) The business address of Contran, Valhi and NL is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

         Contran, Valhi, NL, the Harold Simmons Foundation, Inc. (the "Foundation"), The Combined Master Retirement Trust (the "Master Trust") and the spouse of Harold C. Simmons are the direct holders of approximately 40.8%, 3.2%, 3.2%, 1.9%, 0.3% and 0.1%, respectively, of the outstanding Common Stock. Contran is also the direct holder of approximately 92.5% of the outstanding Series A Preferred Stock, which is convertible into approximately 57.7% of the outstanding Common Stock assuming only Contran's conversion of all of its Series A Preferred Stock and the approval of Proposal 3 to the Annual Meeting.

         Valhi, Tremont LLC ("Tremont") and the spouse of Harold C. Simmons are the direct holders of approximately 63.2%, 21.4% and 0.1%, respectively, of the outstanding common stock of NL. Valhi is the sole member of Tremont.

         Valhi Group, Inc. ("VGI"), National City Lines, Inc. ("National"), Contran, the Foundation, the Contran Deferred Compensation Trust No. 2 (the "CDCT No. 2") and the Master Trust are the direct holders of 77.6%, 9.1%, 3.0%, 1.3%, 0.4% and 0.1%, respectively, of the outstanding common stock of Valhi. National, NOA, Inc. ("NOA") and Dixie Holding Company ("Dixie Holding") are the direct holders of approximately 73.3%, 11.4% and 15.3%, respectively, of the outstanding common stock of VGI. Contran and NOA are the direct holders of approximately 85.7% and 14.3%, respectively, of the outstanding common stock of National. Contran and Southwest Louisiana Land Company, Inc. ("Southwest") are the direct holders of approximately 49.9% and 50.1%, respectively, of the outstanding common stock of NOA. Dixie Rice Agricultural Corporation, Inc. ("Dixie Rice") is the direct holder of 100% of the outstanding common stock of Dixie Holding. Contran is the holder of 100% of the outstanding common stock of Dixie Rice and approximately 88.9% of the outstanding common stock of Southwest.

         Substantially  all of  Contran's  outstanding  voting  stock is held by trusts established for the benefit of certain children and grandchildren of Harold C. Simmons (the "Trusts"), of which Mr. Simmons is the sole trustee. As sole trustee of the Trusts, Mr. Simmons has the power to vote and direct the disposition of the shares of Contran stock held by the Trusts. Mr. Simmons, however, disclaims beneficial ownership of any Contran shares that the Trusts hold.


         The Foundation directly holds approximately 1.9% of the outstanding shares of Common Stock and 1.3% of the outstanding shares of Valhi common stock. The Foundation is a tax-exempt foundation organized for charitable purposes.

         The Master Trust directly holds approximately 0.3% of the outstanding shares of Common Stock and 0.1% of the outstanding shares of Valhi common stock. Valhi established the Master Trust as a trust to permit the collective investment by master trusts that maintain the assets of certain employee benefit plans Valhi and related companies adopt. Harold C. Simmons is the sole trustee of the Master Trust and a member of the trust investment committee for the Master Trust. Mr. Simmons is a participant in one or more of the employee benefit plans that invest through the Master Trust.

         Harold C. Simmons is the chairman of the board of Tremont, Valhi, VGI, National, NOA, Dixie Holding, Dixie Rice, Southwest, Contran and the Foundation. He is chairman of the board and chief executive officer of NL.

         By virtue of the holding of the offices, the stock ownership and his services as trustee, all as described above, Mr. Simmons may be deemed to control such entities, and Mr. Simmons and certain of such entities may be deemed to possess indirect beneficial ownership of the shares of Common Stock or Series A Preferred Stock directly held by certain of such other entities. Mr. Simmons, however, disclaims beneficial ownership of the shares of Common Stock or Series A Preferred Stock beneficially owned, directly or indirectly, by any of such entities, except to the extent of his vested beneficial interest, if any, in any shares of Common Stock the Master Trust directly holds.


         Harold C. Simmons' spouse is the direct owner of 10,645 shares of Common Stock and 69,475 shares of NL common stock. Mr. Simmons may be deemed to share indirect beneficial ownership of such shares. Mr. Simmons disclaims all such beneficial ownership.

         Messrs. Barry and Tucker are directors of Valhi. Messrs. Glenn Simmons and Steven Watson are directors and executive officers of Valhi and Contran and directors of NL. Messrs. Bass and Tucker are members of the trust investment committee of the Master Trust. Messrs. David L. Cheek, Bert E. Downing, Jr., Glenn Simmons, Harold Simmons and Watson are participants in one or more of the employee benefit plans that invest through the Master Trust. Each of such persons disclaims beneficial ownership of any shares of Common Stock directly or indirectly owned by any of such entities, except to the extent of such person's vested beneficial interest, if any, in any shares of Common Stock the Master Trust directly holds.

         The CDCT No. 2 directly holds approximately 0.4% of the outstanding Valhi common stock. U.S. Bank National Association serves as the trustee of the CDCT No. 2. Contran established the CDCT No. 2 as an irrevocable "rabbi trust" to assist Contran in meeting certain deferred compensation obligations that it owes to Harold C. Simmons. If the CDCT No. 2 assets are insufficient to satisfy such obligations, Contran is obligated to satisfy the balance of such obligations as they come due. Pursuant to the terms of the CDCT No. 2, Contran (i) retains the power to vote the shares of Valhi common stock held directly by the CDCT No. 2, (ii) retains dispositive power over such shares and (iii) may be deemed the indirect beneficial owner of such shares.

         For purposes of calculating the outstanding shares of Valhi common stock as of the Record Date, 1,000,000, 3,522,967 and 1,186,200 shares of Valhi common stock held by Valmont Insurance Company, a wholly owned subsidiary of Valhi ("Valmont"), NL and a subsidiary of NL, respectively, are excluded from the amount of Valhi common stock outstanding. Pursuant to Delaware corporate law, Valhi treats these excluded shares held by these majority owned subsidiaries as treasury stock for voting purposes.

         The business address of Tremont, VGI, National, NOA, Dixie Holding, the Master Trust and the Foundation is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697. The business address of Dixie Rice is 600 Pasquiere Street, Gueydan, Louisiana 70542. The business address of Southwest is 402 Canal Street, Houma, Louisiana 70360.


                      EQUITY COMPENSATION PLAN INFORMATION

         The following table provides summary information required by SEC rules as of December 31, 2002 with respect to Keystone's equity compensation plans under which Keystone's equity securities may be issued to employees or nonemployees (such as directors, consultants, advisers, vendors, customers, suppliers and lenders) in exchange for consideration in the form of goods or services. The Keystone Consolidated Industries, Inc. 1992 Incentive Compensation Plan and the Keystone Consolidated Industries, Inc. 1997 Long-Term Incentive Plan, both of which have been approved by Keystone's stockholders, are the only such Keystone equity compensation plans.

                                         Column (A)                   Column (B)                   Column (C)
                               ---------------------------   --------------------------   --------------------------
                                                                                             Number of Securities
                                                                                            Remaining Available for
                                                                                             Future Issuance Under
                                Number of Securities to be    Weighted-Average Exercise    Equity Compensation Plans
                                  Issued Upon Exercise of       Price of Outstanding         (Excluding Securities
                                   Outstanding Options,               Options,                   Reflected in
        Plan Category                Warrants and Rights          Warrants and Rights              Column (A))
---------------------------    ----------------------------  ----------------------------  --------------------------
Equity  compensation  plans
approved     by    security
holders....................               487,300                       $8.18                       208,000

Equity  compensation  plans
not  approved  by  security
holders....................                   -0-                         -0-                           -0-

Total......................               487,300                       $8.18                       208,000


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Keystone's executive officers, directors and persons who own more than 10% of a registered class of Keystone's equity securities to file reports of ownership with the SEC and Keystone. Based solely on the review of the copies of such reports filed with the SEC, Keystone believes that for 2002 its executive officers, directors and 10% stockholders complied with all applicable filing requirements under Section 16(a).

             CERTAIN BUSINESS RELATIONSHIPS AND RELATED TRANSACTIONS

         As set forth under the caption "Security Ownership of Certain Beneficial Owners," Harold C. Simmons, through Contran and other entities, may be deemed to beneficially own approximately 49.6% of the outstanding Common Stock as of the Record Date (78.7% assuming the approval of Proposal 3 to the Annual Meeting and the full conversion of only Contran's shares of Series A Preferred Stock) and, therefore, may be deemed to control Keystone. Keystone and other entities that may be deemed to be controlled by or affiliated with Mr. Simmons sometimes engage in (a) intercorporate transactions such as guarantees, management and expense sharing arrangements, shared fee arrangements, tax sharing agreements, joint ventures, partnerships, loans, options, advances of funds on open account, and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties, and (b) common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions that resulted in the acquisition by one related party of a publicly-held minority equity interest in another related party. Keystone continuously considers, reviews and evaluates and understands that Contran and related entities consider, review and evaluate transactions of the type described above. Depending on the business, tax and other objectives then relevant, it is possible that Keystone might be a party to one or more of such transactions in the future. In connection with these activities, Keystone may consider issuing additional equity securities or incurring additional indebtedness. Keystone's acquisition activities have in the past and may in the future include participation in the acquisition or restructuring activities conducted by other companies that may be deemed to be controlled by Harold C. Simmons. It is the policy of Keystone to engage in transactions with related parties on terms, in the opinion of Keystone, no less favorable to Keystone than could be obtained from unrelated parties.

         No specific procedures are in place that govern the treatment of transactions among Keystone and its related entities, although such entities may implement specific procedures as appropriate for particular transactions. In addition, under applicable principles of law, in the absence of stockholder ratification or approval by directors who may be deemed disinterested, transactions involving contracts among companies under common control must be fair to all companies involved. Furthermore, directors owe fiduciary duties of good faith and fair dealing to all stockholders of the companies for which they serve.

         Glenn R. Simmons, J. Walter Tucker, Jr. and Sandra K. Myers are not salaried employees of Keystone. Keystone has contracted with Contran, on a fee basis payable in quarterly installments, to provide certain administrative and other services to Keystone in addition to the services of Mr. Simmons and Ms. Myers, including consulting services of Contran executive officers pursuant to the Intercorporate Services Agreement between Contran and Keystone, a copy of which is included as Exhibit 10.1 in Keystone's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed on April 11, 2003. The fee incurred during 2002 was $1,025,000. During each of 2002, 2001 and 2000, the portion of the amounts Keystone incurred pursuant to the Intercorporate Services Agreements attributable to the services Mr. Glenn R. Simmons provided Keystone was $219,000. Keystone compensates Tucker & Branham, Inc. for certain consulting services of Mr. Tucker on an hourly basis as his services are requested. The fees paid Tucker & Branham, Inc. during 2002 were $5,100.


         Tall Pines Insurance Company ("Tall Pines"), Valmont and EWI RE, Inc. ("EWI") provide for or broker certain of Keystone's insurance policies. Tall Pines and Valmont are direct or indirect, wholly owned captive insurance companies of Valhi. Parties related to Harold C. Simmons own all of the outstanding common stock of EWI. Through December 31, 2000, a son-in-law of Harold C. Simmons managed the operations of EWI. Subsequent to December 31, 2000, and pursuant to an amended agreement that may be terminated with 90 days written notice by either party, this son-in-law provides advisory services to EWI as requested by EWI, for which such son-in-law is paid $11,875 per month and receives certain other benefits under EWI's benefit plans. Such son-in-law is also currently chairman of the board of EWI. Keystone generally does not compensate Tall Pines, Valmont or EWI directly for insurance, but understands that, consistent with insurance industry practice, Tall Pines, Valmont and EWI receive commissions for their services from the insurance and reinsurance underwriters. During 2002, Keystone and its subsidiaries paid approximately $2.2 million for policies provided or brokered by Tall Pines, Valmont and/or EWI. These amounts principally include payments for reinsurance and insurance premiums paid to unrelated third parties, but also include commissions paid to Tall Pines, Valmont and EWI. In Keystone's opinion, the amounts that Keystone and its subsidiaries paid for these insurance policies are reasonable and similar to those they could have obtained through unrelated insurance companies and/or brokers. Keystone expects that these relationships with Tall Pines, Valmont and EWI will continue in 2003.


         Dallas Compressor Company, a subsidiary of Contran, sells compressors and related services to Keystone. During 2002, Keystone purchased products and services from Dallas Compressor Company in the amount of $267.

         Aircraft services were purchased from Valhi in the amount of $74,000 for the year ended December 31, 2002.

         During 2002, Garden Zone, a 51% owned subsidiary of Keystone, paid approximately $60,000 to one of its other owners for accounting and financial services.


         EWP Financial LLC, a wholly owned subsidiary of Contran, has agreed to loan Keystone up to an aggregate of $6 million through September 30, 2003. Borrowings bear interest at the prime rate plus 3%, and are collateralized by the stock of Engineered Wire Products, Inc., a wholly owned subsidiary of Keystone. In addition, Keystone pays a commitment fee of .375% on the unutilized portion of the facility. At August 27, 2003, no amounts were outstanding under the facility, and $6 million was available for borrowing by Keystone. The independent directors of Keystone approved the terms of this loan. During 2002, Keystone paid Contran unused line fees of $23,000 related to this facility.


         In the opinion of management and the Board of Directors, the terms of the transactions described above were no less favorable to Keystone than those that could have been obtained from an unrelated entity.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of the Compensation Committee is or has been an officer or employee of Keystone or any of its subsidiaries.

                        REPORT ON EXECUTIVE COMPENSATION

         Compensation Committee Report. During 2002, Keystone's chairman of the board (the "COB") and/or the Compensation Committee (the "Committee") administered matters regarding compensation of executive officers. The Committee is comprised of directors who are neither officers nor employees of Keystone or its subsidiaries.

         It is Keystone's policy that employee compensation, including compensation to executives, be at a level which allows Keystone to attract, retain, motivate and reward individuals of training, experience and ability who can lead Keystone in accomplishing its goals. It is also the Committee's policy that compensation programs maintain a strong risk/reward ratio, with a significant component of cash compensation being tied to Keystone's financial results, creating a performance-oriented environment that rewards employees for achieving pre-set financial performance levels. It is Keystone's policy to structure compensation arrangements to be deductible for federal income tax purposes under applicable provisions of the Code.

         During 2002, Keystone's compensation program with respect to its executive officers consisted of three components: base salary, incentive bonus, including deferred compensation, and stock option awards.

         Base Salary. The COB and/or the Committee reviews base salaries for executives at least annually. Base salaries for all salaried employees, including executive officers of Keystone, have been established on a position-by-position basis. Keystone's management conducts annual internal reviews of salary levels in an attempt to rank base salary and job value of each position. The ranges of salaries for comparable positions considered by management were based upon management's general business knowledge and no specific survey, study or other analytical process was utilized to determine such ranges. Additionally, no specific companies' or groups of companies' compensation were compared with that of Keystone, nor was an attempt made to identify or otherwise quantify the compensation paid by the companies that served as a basis for such individuals' general business knowledge. Base salary levels are generally not increased except in instances of (i) promotions, (ii) increases in responsibility or (iii) unwarranted discrepancies between job value and the corresponding base salary. Keystone considers general base salary increases from time to time when competitive factors so warrant. Over a period of years, base salaries are designed to be below the median annual cash compensation for comparable executives, but when combined with the other components of compensation create a competitive or above median total compensation package.


         Incentive Bonus Program. Awards under Keystone's incentive bonus program can represent a significant portion of an executive's potential annual cash compensation and are awarded at the discretion of the COB and/or the Committee. Annual performance reviews are an important factor in determining management's recommendation, which is primarily based on each individual's performance and Keystone's overall performance. No specific financial or budget tests were applied in the measurement of individual performance. The executive officer's performance is typically measured by the ability the executive officer demonstrates in performing, in a timely and cost efficient manner, the functions of the executive officer's position. Keystone's overall performance is typically measured by Keystone's historical financial results. No specific overall performance measures were used and there is no specific relationship between overall Keystone performance and an executive officer's incentive bonus.

         Stock Options/Restricted Stock. A part of Keystone's total compensation program is the consideration of non-cash incentive awards in the form of stock options, stock appreciation rights and restricted stock granted to executives. The Compensation Committee determines whether or not to grant stock options, stock appreciation rights or restricted stock and the terms of the grant, including the exercise price of stock options and the length of period during which the options may be exercised. The Compensation Committee also considers the number of stock options already outstanding in granting new stock options. The Compensation Committee did not grant any stock options, stock appreciation rights or restricted stock in 2002.

         The following individuals in the capacities indicated submit the foregoing report:


Glenn R. Simmons          Dr. Thomas E. Barry           Paul M. Bass, Jr.
Chairman of the Board     Chairman of the               Member of the
                          Compensation Committee        Compensation Committee

                                PERFORMANCE GRAPH

         Set forth below is a line graph comparing the yearly change in the cumulative total stockholder return on Common Stock against the cumulative total return of the S&P 500 Stock Index and the S&P Steel Index from December 31, 1997 to December 31, 2002. The graph shows the value at December 31 of each year assuming an original investment of $100 and the reinvestment of dividends to stockholders.

        Comparison of Five Year Cumulative Total Stockholder Return Among Keystone Consolidated Industries, Inc. Common Stock, the S&P 500 Index and the
                                S&P Steel Index

                         [PERFORMANCE GRAPH GOES HERE]


                                                                    December 31,
                               ------------------------------------------------------------------------------------
                                   1997           1998           1999          2000           2001          2002
                               -------------  -------------  ------------  -------------  ------------  -----------

Keystone...................         $100          $  68          $  49         $  11         $    5         $   4

S&P 500 Index..............          100            129            156           141            125            97

S&P 500 Steel Index........          100             87             95            60             77            59

                              APPROVAL OF AMENDMENT
               TO KEYSTONE'S RESTATED CERTIFICATE OF INCORPORATION
              ELIMINATING CLASSIFICATION OF THE BOARD OF DIRECTORS
                                  (Proposal 2)

         General. On March 14, 2003, the Board of Directors approved a proposal to amend Keystone's Restated Certificate of Incorporation to provide for the elimination of the classification of the Board of Directors. If this proposed amendment to the Restated Certificate of Incorporation is approved, then, upon the filing of the amendment with the Secretary of State of the State of Delaware, the terms of all directors will end at the 2004 annual meeting of stockholders, and all directors will thereafter be elected to one-year terms. If this proposed amendment to the Restated Certificate of Incorporation is not approved, the Board of Directors will remain classified and each director nominee elected at the Annual Meeting will serve for a term expiring at the 2006 annual meeting of stockholders.

         Proposed Amendment. If this proposed amendment is approved, the text of Article Eighth of Keystone's Restated Certificate of Incorporation reflecting the proposed amendment would read in its entirety as follows:

                  EIGHTH. The number of directors of the corporation shall be fixed by the by-laws, subject to the provisions of this certificate of incorporation and to the provisions of the laws of the State of Delaware.

                  Any director or the entire board of directors may be removed, with or without cause, by holders of a majority of the shares then entitled to vote at an election of directors.

                  In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

                           To make,  alter,  amend or repeal the  by-laws of the
                  corporation.

                           To authorize  and cause to be executed  mortgages and
                  liens upon the real and personal property of the corporation.

                           To  set  apart  out  of  any  of  the  funds  of  the
                  corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                           By  resolution  passed by the  majority  of the whole
                  board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

         Required Vote and Effectiveness. If the stockholders approve the proposed amendment to the Restated Certificate of Incorporation to eliminate the classification of the Board of Directors, the amendment would become effective upon its filing with the Secretary of State of the State of Delaware. This proposed amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting.

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THIS PROPOSAL AND DEEMS THIS PROPOSAL TO BE IN THE BEST INTEREST OF KEYSTONE AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE AMENDMENT TO KEYSTONE'S RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE KEYSTONE'S CLASSIFIED BOARD OF DIRECTORS.

                            APPROVAL OF AMENDMENT TO
                KEYSTONE'S RESTATED CERTIFICATE OF INCORPORATION
                     TO INCREASE ITS AUTHORIZED COMMON STOCK
                                  (Proposal 3)


         General. During March 2002, Keystone completed an exchange offer with respect to its 9-5/8% Senior Secured Notes due 2007 for various forms of consideration, one of which included an exchange for shares of Series A Preferred Stock. As of the Record Date, there were 59,399 shares of Series A Preferred Stock outstanding. Subject to Keystone's Restated Certificate of Incorporation, each share of Series A Preferred Stock entitles its holder to convert such share into 250 shares of Common Stock (a conversion price equivalent to $4.00 per share of the stated value). As a result, a conversion of all of the outstanding shares of Series A Preferred Stock would require Keystone to issue 14,849,750 shares of Common Stock. As of the Record Date, however, Keystone's Restated Certificate of Incorporation only authorized the issuance of 12,000,000 shares of Common Stock, of which 10,068,450 were issued and outstanding and 695,300 shares were reserved for issuance in connection with Keystone's stock option plans. As a result, Keystone does not have sufficient shares of Common Stock authorized for a full conversion of the outstanding shares of Series A Preferred Stock.

         On March 14, 2003, the Board of Directors approved a proposal to amend Keystone's Restated Certificate of Incorporation to increase the total number of shares of Common Stock authorized for issuance from 12,000,000 shares to 27,000,000 shares. Keystone would reserve substantially all of the 15,000,000 proposed additional authorized shares of Common Stock for issuance from time to time, if and when a holder of shares of Series A Preferred Stock duly exercises the option to convert such Series A Preferred Shares to Common Stock. If the proposed amendment becomes effective, 14,849,750 shares would be reserved for issuance upon the conversion of the Series A Preferred Shares and 1,386,500 shares would be available for issuance from time to time for such purposes and such consideration as the Board of Directors may approve, without the further approval of holders of Common Stock (except as may be required by law or the rules of any national securities exchange on which such shares are at the time listed). The Board of Directors currently has no agreements or plans for the issuance of such 1,386,500 shares.

         The future issuance of shares of Common Stock would have a dilutive effect on the voting rights of existing holders of Common Stock. There are no preemptive rights with respect to shares of Common Stock. The additional authorized shares of Common Stock would have identical powers, preferences and rights as the shares now authorized, including the right to cast one vote per share and to receive dividends, if any. Under Delaware law, stockholders will not have any dissenters' or appraisal rights in connection with this proposed amendment.

         Proposed Amendment. If this proposed amendment is approved, the text of Article Fourth of Keystone's Restated Certificate of Incorporation reflecting the proposed amendment would read in its entirety as follows:

                  FOURTH. The total number of shares of all classes of stock which the corporation shall have authority to issue is twenty-seven million five hundred thousand (27,500,000), of which twenty-seven million (27,000,000) shares are Common Stock of the par value of One Dollar ($1.00) each and five hundred thousand (500,000) shares are Preferred Stock without par value (including 250,000 shares of Series A Cumulative Convertible Pay-In-Kind Preferred Stock by prior designation, as amended).

                  The Preferred Stock shall be issued in one or more series. The Board of Directors is hereby expressly authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative rights, preferences and limitations of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limitation thereto, the determination of any or all of the following and the shares of each series may vary from the shares of any other series in the following respects:

         (a)      The  number  of  shares   constituting  such  series  and  the
                  designation thereof to distinguish the shares of such series from the shares of all other series;

         (b) The annual dividend rate on the shares of that series and whether such dividends shall be cumulative and, if cumulative, the date from which dividends shall accumulate;

         (c) The redemption price or prices for the particular series, if redeemable, and the terms and conditions of such redemption;

         (d) The preference, if any, of shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation;

         (e) The voting rights, if any, in addition to the voting rights prescribed by law and the terms of exercise of such voting rights;

         (f) The right, if any, of shares of such series to be converted into shares of any other series or class and the terms and conditions of such conversion; and

         (g) Any other relative rights, preferences and limitations of that series.

                  No holder of stock of the corporation shall have any preemptive or other right whatever, as such holder, to subscribe for or purchase or to have offered to him for subscription or purchase any additional shares of stock of any class, character or description which may be issued or sold by the corporation, or obligations of any kind which may be issued or sold by the corporation and which shall be convertible into stock of any class of the corporation, or to which there shall be attached or appertain any warrant or warrants or other instrument or instruments that shall confer upon the holder of such obligation the right to subscribe for, or to purchase or receive from the corporation any shares of capital stock of any class of the corporation, whether now or hereafter authorized.

         Required Vote and Effectiveness. If the stockholders approve the proposed amendment to the Restated Certificate of Incorporation to increase the authorized shares of Common Stock, the amendment would become effective upon its filing with the Secretary of State of the State of Delaware. This proposed amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting.

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THIS PROPOSAL AND DEEMS THIS PROPOSAL TO BE IN THE BEST INTEREST OF KEYSTONE AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE AMENDMENT TO KEYSTONE'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE ITS AUTHORIZED SHARES OF COMMON STOCK.

                           INDEPENDENT AUDITOR MATTERS

         Independent Auditors. The firm of PricewaterhouseCoopers LLP ("PwC") served as Keystone's independent auditors for the year ended December 31, 2002. Keystone's audit committee has appointed PwC to review Keystone's quarterly unaudited consolidated financial statements to be included in its Quarterly Reports on Form 10-Q for the first three quarters of 2003. Keystone expects PwC will be considered for appointment to audit Keystone's annual consolidated financial statements for the year ending December 31, 2003. Representatives of PwC are not expected to attend the Annual Meeting.

         Audit Committee Report. The audit committee of the Board of Directors is composed of three directors, all of whom are independent. The audit committee operates under a written charter the Board of Directors adopted, a copy of which was attached as Exhibit A to Keystone's proxy statement for its 2001 annual meeting of stockholders. Keystone's management is responsible for preparing Keystone's consolidated financial statements in accordance with accounting principles  generally  accepted  in the  United  States of  America.  Keystone's independent auditors are responsible for auditing Keystone's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America. The audit committee serves as an independent and objective party to review Keystone's auditing, accounting and financial reporting processes.

         The audit committee has reviewed and discussed Keystone's audited consolidated financial statements for the year ended December 31, 2002 with Keystone's management and independent auditors. The audit committee discussed with the independent auditors the matters required by Statement on Auditing
Standards No. 61 (Communication with Audit Committees) and SAS No. 90 (Audit Committee Communications), received written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors their independence. The audit committee also considered whether the independent auditors' provision of non-audit services to Keystone and its subsidiaries is compatible with such auditors' independence. Additionally, the audit committee discussed with Keystone's management and the independent auditors such other matters as the committee deemed appropriate. Based on the audit committee's review of Keystone's audited consolidated financial statements and the audit committee's discussions with Keystone's management and independent auditors, the audit committee recommended to the Board of Directors that Keystone's audited consolidated financial statements for the year ended December 31, 2002 be included in Keystone's Annual Report on Form 10-K for the year ended December 31, 2002, which has been filed with the Securities and Exchange Commission.

Paul M. Bass, Jr.             Dr. Thomas E. Barry           William Spier
Chairman of the Audit         Member of the Audit           Member of the Audit
Committee                     Committee                     Committee

         Pre-approval Policies and Procedures. Effective May 6, 2003, Keystone's audit committee implemented pre-approval policies and procedures that require the audit committee to pre-approve any services Keystone's independent public accountants provide to Keystone or its subsidiaries. Prior to May 6, 2003, Keystone's audit committee pre-approved all audit and audit related services PwC rendered to Keystone and its subsidiaries. The audit committee did not pre-approve tax and other PwC services provided to Keystone or its subsidiaries prior to May 6, 2003.

         Fees Paid to PwC. The following table shows the aggregate fees PwC has billed or is expected to bill to Keystone and its subsidiaries for services rendered for 2001 and 2002.

             Type of Fees                    2001         2002
-------------------------------------    -----------  ----------

Audit Fees (1).......................      $185,878     $214,057
Audit-Related Fees (2)...............        88,628      148,495
Tax Fees (3).........................           -0-          -0-
All Other Fees (4)...................        39,696      130,480
                                           --------     --------

Total................................      $314,202     $493,032
                                            =======      =======

--------------------

(1)      Fees for the following services:

         (a) audits of Keystone's consolidated year-end financials statements for each year;
         (b) reviews of the unaudited quarterly financial statements appearing in Keystone's Forms 10-Q for each of the first three quarters of each year;
         (c) normally provided statutory or regulatory filings or engagements for each year; and
         (d) the estimated out-of-pocket costs PwC incurred in providing all of such services for which Keystone reimburses PwC.

(2) Fees for employee benefit plan audits ($79,128 and $83,495 in 2001 and 2002, respectively) and accounting consultations and attest services concerning financial accounting and reporting standards ($9,500 and $65,000 in 2001 and 2002, respectively).

(3)      Fees for tax compliance, tax advice and tax planning services.

(4) Fees for actuarial valuation services related to Keystone's post retirement benefit plans.

                  STOCKHOLDER DIRECTOR NOMINATIONS OR PROPOSALS

         Stockholders may submit director nominations or proposals on matters appropriate for stockholder action at Keystone's annual meetings, subject to regulations adopted by the SEC. Keystone presently intends to call the next annual meeting during May 2004. For such nominations or proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2004 annual meeting, they must be received by Keystone not later than December 31, 2003. Such proposals should be addressed to: Secretary, Keystone Consolidated Industries, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1740, Dallas, Texas 75240.


                                  OTHER MATTERS

         Management does not intend to present, and has no information as of the date of preparation of this proxy statement that others will present, any business at the Annual Meeting other than business pertaining to matters set forth in the Notice of Annual Meeting of Stockholders and this proxy statement. However, if other matters requiring the vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies held by them in accordance with their best judgment on such matters.


                  CERTAIN INFORMATION INCORPORATED BY REFERENCE

         This proxy statement incorporates by reference the consolidated financial statements, supplementary financial information, management's discussion and analysis of financial condition and results of operations, changes in and disagreements with accountants on accounting and financial disclosure and quantitative and qualitative disclosures about market risk, as applicable, included in the following documents:


         (1) Keystone's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, which is included as part of the 2002 annual report to stockholders Keystone mailed with this proxy statement;

         (2) Keystone's Current Report on Form 8-K dated August 14, 2003, which Keystone mailed with this proxy statement; and

         (3)      Keystone's Quarterly Report on Form 10-Q for the quarter ended
                  June  30,  2003,   which  Keystone   mailed  with  this  proxy
                  statement.

         Any statement contained in a document incorporated by reference in this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement or in any other subsequently filed document that is also incorporated by reference in this proxy statement modifies or supersedes such statement. Any statements so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this proxy statement.


                                ADDITIONAL COPIES


         Pursuant to an SEC rule concerning the delivery of annual reports and proxy statements, a single set of these reports may be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. Certain beneficial stockholders who share a single address may have received a notice that only one annual report and proxy statement would be sent to that address unless a stockholder at that address gave contrary instructions. If, at any time, a stockholder who holds shares through a broker no longer wishes to participate in householding and would prefer to receive a separate proxy statement and related materials, or if such stockholder currently receives multiple copies of the proxy statement and related materials at his or her address and would like to request householding of Keystone communications, the stockholder should notify his or her broker. Additionally, Keystone will promptly deliver a separate copy of Keystone's 2002 annual report, Current Report on Form 8-K dated August 14, 2003, Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 or this proxy statement to any stockholder at a shared address to which a single copy of such documents was delivered, upon the written or oral request of the stockholder.

         To obtain copies of Keystone's 2002 annual report, Current Report on Form 8-K dated August 14, 2003, Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 or this proxy statement without charge, please mail your request to Sandra K. Myers, Corporate Secretary, at Keystone Consolidated Industries, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1740, Dallas, Texas 75240-2697, or call her at (972) 458-0028.


                                          KEYSTONE CONSOLIDATED INDUSTRIES, INC.





                                          Dallas, Texas
                                          August 27, 2003

                                      PROXY

                     KEYSTONE CONSOLIDATED INDUSTRIES, INC.
                          5430 LBJ Freeway, Suite 1740
                               Dallas, Texas 75240

                       SOLICITED BY THE BOARD OF DIRECTORS
                       for Annual Meeting of Stockholders


                                 October 2, 2003



         The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated August 27, 2003 and Annual Report to Stockholders, hereby appoints Bert E. Downing, Jr. and Sandra K. Myers, or either of them, proxies, with full power of substitution to vote, as specified in this proxy, all the shares of capital stock of KEYSTONE CONSOLIDATED INDUSTRIES, INC., a Delaware corporation, held of record by the undersigned and entitled to vote on the record date, August 8, 2003, at the Annual Meeting of Stockholders to be held at 5430 LBJ Freeway, Suite 1740, Dallas, TX 75240 at 10:00 a.m. local time on October 2, 2003, and all adjournments or postponements thereof, as directed and, in their discretion, on all other matters which may properly come before the Annual Meeting or any adjournments or postponements thereof. The undersigned directs said proxies to vote as specified upon the items shown on the reverse side, which are referred to in the Notice of Annual Meeting and set forth in the Proxy Statement. The undersigned hereby acknowledges receipt of the accompanying Proxy Statement and Annual Report to Stockholders, and hereby revokes any proxy or proxies heretofore given by the undersigned relating to the Annual Meeting.

       (Continued, and to be marked, dated and signed, on the other side)

(Back Side)

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted "For" all items.

Election  of  Directors  for a          NOMINEES:  Dr. Thomas E. Barry, Keith R.
Three-Year Term                                    Coogan and William Spier

                                        Instruction:  To  withhold  authority
                                        for any  single  nominee,  write that
 For          Withhold                  nominee's name in the space provided
 [  ]         [  ]                      below)

                                        ----------------------------------------


Proposal to Amend Restated
Certificate of Incorporation to
Eliminate Classification of
Board of Directors

 For           Withhold
 [  ]          [  ]


Proposal to Amend Restated
Certificate of Incorporation to
Increase Authorized Number
of Shares

 For           Withhold
 [  ]          [  ]



         Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If the holder is a corporation or partnership, the full corporate or partnership name should be signed by a duly authorized officer.

                                            -----------------------------------
                                            Signature

                                            -----------------------------------
                                            Signature, if shares held jointly


                                            Date:  _______________________, 2003




THIS PROXY MAY BE REVOKED AS SET FORTH IN THE KEYSTONE CONSOLIDATED INDUSTRIES, INC. PROXY STATEMENT THAT ACCOMPANIED THIS PROXY.

                                                             VOTING INSTRUCTIONS


                     KEYSTONE CONSOLIDATED INDUSTRIES, INC.
                          5430 LBJ Freeway, Suite 1740
                               Dallas, Texas 75240

                       SOLICITED BY THE BOARD OF DIRECTORS
                       for Annual Meeting of Stockholders


                                 October 2, 2003



         The undersigned, being participants in the Keystone Consolidated Industries, Inc. Deferred Incentive Plan, having received the Notice of Annual Meeting and Proxy Statement dated August 27, 2003 and Annual Report to Stockholders, hereby instructs the trustee, to vote, as specified below, all the shares of common stock of KEYSTONE CONSOLIDATED INDUSTRIES, INC., a Delaware corporation, held of record by the trustee for the account of the undersigned and entitled to vote on the record date, August 8, 2003, at the Annual Meeting of Stockholders to be held on October 2, 2003, and all adjournments or postponements thereof, as directed and, in their discretion, on all other matters which may properly come before the Annual Meeting or any adjournments or postponements thereof.

       (Continued, and to be marked, dated and signed, on the other side)

************
(Back Side)

Please vote all shares allocated to my account in the Keystone Consolidated Industries, Inc. Deferred Incentive Plan, as applicable. If no direction is made, the trustee will vote "For" all items.


Election  of  Directors  for a          NOMINEES:  Dr. Thomas E. Barry, Keith R.
Three-Year Term                                    Coogan and William Spier

                                        Instruction:  To  withhold  authority
                                        for any  single  nominee,  write that
 For          Withhold                  nominee's name in the space provided
 [  ]         [  ]                      below)

                                        ----------------------------------------


Proposal to Amend Restated
Certificate of Incorporation to
Eliminate Classification of
Board of Directors

 For           Withhold
 [  ]          [  ]


Proposal to Amend Restated
Certificate of Incorporation to
Increase Authorized Number
of Shares

 For           Withhold
 [  ]          [  ]



                                            -----------------------------------
                                            Signature

                                            Date:  _______________________, 2003





   PLEASE SIGN, DATE AND RETURN THE CARD PROMPTLY USING THE ENCLOSED ENVELOPE.